Exhibit 99.1

ChromaDex Enters Into an Exclusive Joint Development Agreement with The Procter & Gamble Company

IRVINE, Calif., November 5, 2015  ChromaDex Corp. (OTCQX: CDXC), an innovator of proprietary health, wellness and nutritional ingredients that creates science-based solutions for dietary supplement, food and beverage, skin care, sports nutrition, and pharmaceutical products is proud to announce it has entered into  a joint development agreement with The Procter & Gamble Company (NYSE: PG) (“P&G”).

Under the terms of the agreement, ChromaDex will provide P&G exclusivity to its new proprietary ingredient for use in P&G branded products.  P&G will make an undisclosed up-front payment to ChromaDex as well as other payments based on achievement of various milestones.

Frank Jaksch Jr., founder and CEO of ChromaDex, commented, “The joint development agreement with P&G is a significant milestone in the commercialization of our leading breakthrough ingredient. Procter and Gamble is a market leader in consumer products and this collaboration provides ChromaDex, as an innovator of novel ingredients, an efficient way to expand into new product categories and channels.”

Mr. Jaksch continued, “This agreement positions our innovative new ingredient to be included in a number of P&G products, some of which are among the highest volume consumer products in the world.  Working with P&G over the past year on a series of assessments has provided for an excellent foundation for this exclusive joint development collaboration.”

The agreement is part of P&G’s ongoing commitment to Connect + Develop, aimed at tapping leading expertise outside the Company to drive innovation and efficiency within P&G, while delivering superior value for consumers and benefits for both partner companies.

About ChromaDex:
ChromaDex leverages its complementary business units to discover, acquire, develop and commercialize patented and proprietary ingredient technologies that address the dietary supplement, food, beverage, skin care and pharmaceutical markets.  In addition to our ingredient technologies unit, we also have business units focused on natural product fine chemicals (known as "phytochemicals"), chemistry and analytical testing services, and product regulatory and safety consulting (known as Spherix Consulting). As a result of our relationships with leading universities and research institutions, we are able to discover and license early stage, IP-backed ingredient technologies. We then utilize our in-house chemistry, regulatory and safety consulting business units to develop commercially viable ingredients. Our ingredient portfolio is backed with clinical and scientific research, as well as extensive IP protection. Our portfolio of patented ingredient technologies includes NIAGEN® nicotinamide riboside; pTeroPure® pterostilbene; PURENERGY®, a caffeine-pTeroPure® co-crystal; ProC3G®, a natural black rice containing cyanidin-3-glucoside; IMMULINA™, a spirulina extract; and Suntava® Purple Corn derived from a proprietary non-GMO purple corn hybrid which contains an extraordinarily high level of anthocyanins. To learn more about ChromaDex, please visit www.ChromaDex.com.

Forward-Looking Statements:
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as "expects", "anticipates", "intends", "estimates", "plans", "potential", "possible", "probable", "believes", "seeks", "may", "will", "should", "could" or the negative of such terms or other similar expressions. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in ChromaDex's business. More detailed information about ChromaDex and the risk factors that may affect the realization of forward-looking statements is set forth in ChromaDex's Annual Report on Form 10-K for the fiscal year ended January 3, 2015, ChromaDex's Quarter Reports on Form 10-Q and other filings submitted by ChromaDex to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and ChromaDex undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

ChromaDex Company Contact:
Andrew Johnson, Director of Investor Relations
949-419-0288
andrewj@chromadex.com

ChromaDex Investor Contacts:
The Del Mar Consulting Group, Inc.
Robert B. Prag, President
858-794-9500
bprag@delmarconsulting.com

Statements in this press release have not been evaluated by the Food and Drug Administration. Products or ingredients are not intended to diagnose, treat, cure or prevent any disease.
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